Ex. 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND THIS NOTE, AND THE UNDERLYING SHARES OF STOCK, MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

NORTH AMERICAN ENERGY RESOURCES, INC.

$500,000.00 November 3, 2011

8.0% CONVERTIBLE NOTE

THIS NOTE is a duly authorized and issued note of North American Energy Resources, Inc., a Nevada corporation, having a principal place of business at 228 St. Charles Avenue, Suite 724, New Orleans, Louisiana 70130 (the “COMPANY”), designated as its 8.0% Convertible Note, due October 31, 2012, in the principal amount of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($500,000.00) (the “NOTE”).

FOR VALUE RECEIVED, the Company promises to pay to the order of CLINTON W. COLDREN, or his registered assigns, (the “Holder”) in lawful money of the United States of America, the principal sum of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($500,000.00) on October 31, 2012 (the “Maturity Date”), or such other or lesser amounts as may be reflected from time to time on the books and records of Holder as evidencing the aggregate unpaid principal balance of loan advances made to Company from time to time as provided below, together with simple interest assessed at the rate of 8.0% per annum, with interest being assessed on the unpaid balance of this Note as outstanding from time to time. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months and shall accrue daily commencing on the Original Issue Date (as defined in Section 5) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the rate of 8.0% per annum shall continue to accrue on the balance of any unpaid principal until such balance is paid.

This Note contemplates multiple loan advances to be made in accordance with the terms contained herein. Once the total amount of principal has been advanced under this Note, Company will not be entitled to further loan advances. The following party is authorized, as provided in this paragraph, to request advances under this Note, until Holder receives from Company, at Holder’s address shown below written notice of revocation of such authority: Alan Massara. Each request for an advance must be in writing signed by the authorized party. Company agrees to be liable for all sums advanced in accordance with the instructions of an authorized person. The unpaid principal balance owing on this Note at any time shall be evidenced by endorsements on this Note. Holder shall have no obligation to make advances under this Note if: (a) there is an Event of Default under the terms of this Note or a default under any other agreement that Company has with Holder, including any agreement made in connection with the signing of this Note; or (b) Company ceases doing business or is insolvent.

The total amount of principal and interest outstanding under this Note may not be prepaid in whole or in part without Holder’s consent.

This Note is subject to the following additional provisions:

1.                  SECTION 1

2.                  EVENTS OF DEFAULT

(a) “EVENT OF DEFAULT,” wherever used herein, means any one of the following events (whatever the reason or whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of or interest on in respect of this Note as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) provided such default is not cured by the Company within ten (10) days after the due date thereof;

(ii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 90 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging an adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

(iii) the Company shall default in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(iv) the Company shall fail for any reason to deliver certificates to Holder prior to the fifth business Day (as defined in Section 5) after a Conversion Date pursuant to and in accordance with Section 2(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any portion of its Note in accordance with the terms hereof.

(b) If any Event of Default occurs and is continuing, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election and by notice in writing to the Company, immediately due and payable in cash.

3.                  SECTION 2

4.                  CONVERSION

(a) (i) CONVERSION GENERALLY. The outstanding principal and interest of this Note shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time beginning on the Original Issue Date. The Holder shall effect conversions at its option by delivering to the Company the form of conversion notice attached hereto as EXHIBIT A (a “HOLDER CONVERSION NOTICE”), specifying therein the principal amount of this Note to be converted and containing a schedule in the form of SCHEDULE 1 to the Holder Conversion Notice (as amended on each Conversion Date, as defined hereafter, the “CONVERSION SCHEDULE”) reflecting the remaining principal amount of this Note and all accrued and unpaid interest thereof subsequent to the conversion at issue. The Conversion Date shall mean the date each conversion will be deemed to have been effected, which shall be as of the close of business on the day on which the related Holder Conversion Notice was received by the Company. Each Holder Conversion Notice, once given, shall be irrevocable. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(ii) NUMBER OF UNDERLYING SHARES ISSUABLE UPON CONVERSION. This Note is convertible into fully paid and nonassessable shares of Common Stock at an initial conversion price equal to 130% of the volume-weighted average price (“VWAP”) of the Common Stock for the 50 trading days following October 31 2011 (the “CONVERSION PRICE”), subject to adjustment as described in this Section 2 (the “CONVERSION RATIO”). Holder may convert any portion of the principal amount of this Note into that number of fully paid and nonassessable shares of Common Stock obtained dividing the principal amount of the Note by the Conversion Ratio.

(iii) EFFECT OF REGISTRATION STATEMENT. Notwithstanding the above, should prior to December 31, 2011, the Company completes the previously announced Gulf Coast acquisition and in connection therewith files a registration statement covering the shares of Common Stock underlying the Note, then the Note shall convert on the 23rd trading day following effectiveness of the registration statement into shares of Common Stock at a price equal to 90% of the VWAP of the Common Shares for the 20 trading days following effectiveness of such registration statement

(b) (i) DELIVERY OF STOCK CERTIFICATES. Prior to the fifth Business Day after any Conversion Date, the Company will issue and deliver to the Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note (together with the cash payment, if any, in lieu of fractional shares).

(ii) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Holder a cash adjustment in an amount equal to the same fraction of the Conversion Price on the date for conversion.

(c) RESTRICTED SECURITIES. The shares of Common Stock received in conversion of the Note are restricted securities and are subject to the appropriate legend and restrictions on transfer.

(d) SATISFACTION OF OBLIGATION. The Company’s delivery upon conversion of the fixed number of shares of Common Stock into which the Note is convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay the principal amount at maturity of the portion of Note so converted and any unpaid interest accrued on such Note at the time of such conversion.

(e) CONVERSION RATIO ADJUSTMENTS. The Conversion Ratio shall be subject to adjustment without duplication from time to time as follows:

(i) In case the Company shall, while any portion of the Note is outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then the Conversion Ratio in effect immediately prior to such action shall be adjusted so that Holder shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had the Note been converted immediately prior thereto. An adjustment made pursuant to this Section 2(e)(i) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Section 2(e)(i), the Holder shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall reasonably determine the allocation of the adjusted Conversion Ratio between or among shares of such classes or series of capital stock.

(ii) In case the Company shall, while the Note is outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned in this Section 2(e)(ii)) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 5) per share of Common Stock on such record date, then the Conversion Ratio for the Note shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. For the purposes of this Section 2(e)(ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of the shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this Section 2(e)(ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Ratio shall be readjusted at the time of such expiration to the Conversion Ratio that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

(iii) Subject to the last sentence of this Section 2(e)(iii), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in Section 2(e)(ii), any divided or distribution paid exclusively in cash and any divided or distribution referred to in Section 2(e)(i)), then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase contemplated by this Section 2(e)(iii) by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution (the “REFERENCE DATE”), and of which the denominator shall be, the Current Market Price per share of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 2(e)(iii) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock. For purposes of this Section 2(e)(iii), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Ratio increase required by this Section 2(e)(iii)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Ratio increase required by Section 2(e)(i) or 2(e)(ii)), except (A) the Reference Date of such dividend or distribution as defined in this Section 2(e)(iii) shall be substituted as (a) “the record date in the case of a dividend or other distribution,” and (b) “the record date for the determination of shareholders entitled to receive such rights or warrants,” and (c) “the date fixed for such determination” within the meaning of Sections 2(e)(k) and 2(e)(ii), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Ratio in Section 2(e)(i).

(iv) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all cash dividends paid out of the retained earnings of the Company), then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase contemplated by this Section 2(e)(iv) by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock, and of which the denominator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock on the date fixed for the payment of such distribution, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that Holder shall have the right to receive upon conversion the amount of cash Holder would have received had Holder converted this Note immediately prior to the record date for the distribution of the cash. In the event that each dividend or distribution is not paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

(v) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the “EXPIRATION TIME”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Current Market Price per share of Common Stock on the Business Day next succeeding the Expiration Time, then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ration increase contemplated by this Section 2(e)(v) by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”), and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Common Stock on the Business Day next succeeding the Expiration Time, and of which the denominator shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Business Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

(vi) The Company may make such reasonable increases in the Conversion Ratio, in addition to those required by Sections 2(e)(i) through (v), as it reasonably considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(vii) No adjustment in the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided, however, that any adjustments which by reason of this Section 2(e)(vii) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. The adjusted Conversion Ratio will be rounded to two decimal places.

(viii) If any action would require adjustment of the Conversion Ratio pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder.

(f) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In the event that the Company shall be a party to any transaction, including without limitation (a) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (b) any consolidation of the Company with, or merger of the Company into any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (c) any sale, transfer or lease of all or substantially all of the assets of the Company, or (d) any compulsory share exchange, in each case pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder shall have the right thereafter to convert this Note only into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which this Note could have been converted immediately prior to such transaction.

The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the shares of the Company, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constitution document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(f). The above provisions shall similarly apply to successive transactions of the foregoing types.

(g) NOTICE OF ADJUSTMENTS OF CONVERSION RATIO. Whenever the Conversion Ratio is adjusted as herein provided, the Company shall compute the adjusted Conversion Ratio and shall prepare a notice signed by the Chairman of the Board, President or Executive or Senior Vice President of the Company setting forth the adjusted Conversion Ratio and such notice shall as soon as practicable be mailed by the Company to Holder the last addresses as they appear upon the Note register of the Company.

(h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares shall not be sufficient to effect the conversion of the entire outstanding principal amount of the Notes, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.                  SECTION 3

Piggyback Registrations

(a) The Company shall notify Holder in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by Holder. Within fifteen (15) days after the above-described notice from the Company, Holder shall notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by Holder. If Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) If the registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, the Company shall so advise the Holder in the above-described notice. In such event, the right of Holder to be included in a registration pursuant to this Section 3 shall be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein. Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Note, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to Holder on a pro rata basis based on the total number of Registrable Securities held by the Holder; and third, to any member of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holder included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling members, in which event any or all of the Registrable Securities of the Holder may be excluded in accordance with the immediately preceding sentence.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3 hereof.

(d) All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3 shall be borne by the Company.

(e) Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder has completed the distribution related thereto.

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by Holder.

(iv) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Holder, if participating in such underwriting, shall also enter into and perform its obligations under such an agreement.

(vi) Notify Holder when a prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(vii) Furnish, at the request of the Holder, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holder requesting registration, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities and (b) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holder.

(viii) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or quoted on each quotation system on which similar securities issued by the Company are then listed or quoted.

(ix) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(f) Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

(g) The Company shall not be required to submit any registration statement to the Commission pursuant to Section 3 if Holder has not furnished to the Company such information regarding itself, the Registrable Securities held by Holder and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities; provided, however, that the Company may eliminate the shares proposed to be sold by Holder from registration pursuant to Section 3 if Holder has not provided such information, to the reasonable satisfaction of the Company, within twenty (20) days of having received written notice of a request for such information from the Company.

(h) The Company shall have no obligation with respect to any registration requested pursuant to Section 3 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 3. Where a registration requested pursuant to Section 3 is not completed because the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration, the request to initiate such registration shall not count against the number of requests permitted to be made pursuant to Section 3. Where a registration requested pursuant to Section 3 is completed even though the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration is less than the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration, the request initiate such registration shall count against the number of requests permitted to be made pursuant to Section 3.

(i) In the event any Registrable Securities are included in a registration statement under Sections 3 :

(i) The Company will indemnify and hold harmless Holder, the partners, officers, directors and legal counsel of Holder, any underwriter (as defined in the Securities Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each Holder, partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder, partner, officer, director, legal counsel, underwriter or controlling person of Holder.

(ii) Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder under an instrument duly executed by Holder and stated to be specifically for use in connection with such registration; and each Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section exceed the net proceeds from the offering received by Holder.

(iii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(iv) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by Holder.

(v) The obligations of the Company and Holder under this Section shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Note. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

6.                  SECTION 4

7.                  LIMITATION ON TRANSACTIONS

If there shall have occurred and be continuing any Event of Default, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in Common Stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of common stock of the Company related to the rights under any of the Company’s benefit plans for its directors, officers or employees, or (C) as a result of a reclassification of its capital stock for another class of its capital stock); (b) the Company shall not make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Note or make any guarantee payment with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Note; and (c) the Company shall not redeem, purchase or acquire less than all of the outstanding Note.

8.                  SECTION 5

9.                  DEFINITIONS

For the purposes hereof, the following terms shall have the following meanings:

“BUSINESS DAY” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Louisiana are authorized or required by law or other government action to close.

“COMMON STOCK” means the common stock, $0.0001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

“CURRENT MARKET PRICE” shall mean the last reported price at an exchange or the bid price in an over the counter market to buy a share of Common Stock

“ORIGINAL ISSUE DATE” shall mean November 3, 2011.

“PERSON” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“UNDERLYING SHARES” means the shares of Common Stock issuable upon conversion of Notes or as payment of interest in accordance with the terms hereof.

10.              SECTION 6

Any and all notices or other communications or deliveries to be provided by the Holder, including, without limitation, any Holder Conversion Notice, shall be in writing and delivered personally, by facsimile, send by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 228 St. Charles Avenue, Suite 724, New Orleans, Louisiana 70130, facsimile No.: (504) 561-1153, attention Alan Massara, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section 6. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 6 prior to 5:00 p.m. (Central time), (b) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 6 later than 5:00 p.m. (Central time) on any date and earlier than 11:59 p.m. (Central time) on such date, (c) four days after deposit in the United States mail, (d) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (e) upon actual receipt by the party to whom such notice is required to be given.

11.              SECTION 7

This Note shall not entitle the Holder to any of the rights of a shareholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

12.              SECTION 8

If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

13.              SECTION 9

This Note shall be governed by and construed in accordance with the laws of the State of Louisiana without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Louisiana, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

14.              SECTION 10

Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

15.              SECTION 11

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

16.              SECTION 12

So long as this Note remains outstanding, the Company will furnish to the Holder copies of the Company’s audited financial statements within 120 days of the end of each fiscal year.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NORTH AMERICAN ENERGY RESOURCES, INC.

BY:       /s Alan Massara

Alan Massara

President

Attest:

/s Clint Coldren

Secretary

EXHIBIT A

17.              NOTICE OF HOLDER CONVERSION

The undersigned hereby elects to convert the principal amount of Note set forth below into shares of common stock, $______ par value per share (the “Common Stock”), of North American Energy Resources, Inc. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. Conversion calculations:

______________________________________

Date to Effect Conversion

_______________________________________

Principal Amount of Notes to be Converted

_______________________________________

Number of Shares of Common Stock to be Issued

_______________________________________

Applicable Conversion Price

_______________________________________

Signature

_______________________________________

Name

_______________________________________

Address

SCHEDULE 1

18.              CONVERSION SCHEDULE

8.0% Convertible Notes in the aggregate principal amount of $_______ issued by NORTH AMERICAN ENERGY RESOURCES, INC. This Conversion schedule reflects conversions made under Section 2(a)(i) of the above referenced Notes.

Dated:______________________________

DATE OF CONVERSION	AMOUNT OF CONVERSION	AGGREGATE PRINCIPAL AMOUNT REMAINING SUBSEQUENT TO CONVERSION	COMPANY ATTEST